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                                                                     EXHIBIT 3.6



                                    BY-LAWS

                                       OF

                      KAISER ALUMINA AUSTRALIA CORPORATION

                                   ---------

                              ARTICLE I - OFFICES

     SECTION 1. Principal Office. The principal office of the corporation is hereby fixed and located at 100 West Tenth Street, in the City of Wilmington, County of New Castle, State of Delaware. The name of the resident agent in charge thereof is The Corporation Trust Company.

     SECTION 2. Other Offices. Other offices may at any time be established by the board of directors at any place or places, within or without the State of Delaware.

                   ARTICLE II - MEETINGS OF SHAREHOLDERS

     SECTION 1. Place of Meetings. Meetings of the shareholders shall be held at such place as shall be stated in the notice of the meeting, within or without the State of Delaware.

     SECTION 2. Annual Meetings. The annual meetings of shareholders shall be held on the first Thursday of May of each year, at 10:00 o'clock A.M. of said day; provided, however, that should said day fall upon a legal holiday, then any such annual meeting of shareholders shall be held at the same time and place on the next day thereafter ensuing which is not a legal holiday. At each annual meeting the shareholders shall elect a board of directors and transact such other business as may properly be brought before the meeting.

     Except in special cases where other express provision is made by statute, written notice of such annual meetings shall be given to each shareholder entitled to vote, either personally or by sending



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a copy of the notice through the mail or by telegraph, charges prepaid, to his address appearing on the books of the corporation or supplied by him to the corporation for the purpose of notice. If a shareholder supplies no address, notice shall be deemed to have been given him if mailed to the place where the principal office of the corporation is situated, or published at least once in some newspaper of general circulation in the county of said principal office. All such notices shall be sent to each shareholder entitled thereto not less than ten (10) days nor more than sixty (60) days before each annual meeting, and shall specify the place, the day and the hour of such meeting, and the general nature of the business to be transacted.

     SECTION 3. Special Meetings. Special meetings of shareholders, for any purpose or purposes whatsoever, may be called at any time by the president or by the board of directors or by any two or more members thereof.

     Except in special cases where other express provision is made by statute, written notice of such special meetings shall be given to each shareholder entitled to vote, either personally or by sending a copy of the notice through the mail or by telegraph, charges prepaid, to his address appearing on the books of the corporation or supplied by him to the corporation for the purpose of notice. If a shareholder supplies no address, notice shall be deemed to have been given him if mailed to the place where the principal office of the corporation is situated, or published at least once in some newspaper of general circulation in the county of said principal office. All such notices shall be sent to each shareholder entitled thereto not less than ten (10) days nor more than sixty (60) days before each special meeting, and shall specify the place, the day and the hour of such meeting, and the general nature of the business to be transacted.

     SECTION 4. Adjourned Meetings and Notice Thereof. Any shareholders' meeting, annual or special, whether or not a quorum is present, may be adjourned from time to time by the vote of a majority of the shares, the holders of which are either present in person or represented by proxy thereat, but in the absence of a quorum no other business may be transacted at any such meeting.

     When any shareholders' meeting, either annual or special, is adjourned for thirty (30) days or more, notice of the adjourned meeting shall be given as in the case of an original meeting. Save as aforesaid, it shall not be necessary to give any notice of an adjournment or of the business to be transacted at an adjourned meeting, other than by announcement at the meeting at which such adjournment is taken.

     SECTION 5. Voting. At all meetings of shareholders, every shareholder entitled to vote shall have the right to vote in person or by proxy



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the number of shares standing in his own name on the stock records of the
Corporation. Such vote may be viva voce or by ballot; provided, however, that at all elections of directors of this Corporation each holder of record of Common Stock shall be entitled to as many votes as shall equal the number of shares of his stock multiplied by the number of directors to be elected by the holders of the Common Stock and he may cast all of such votes for a single director or he may distribute them among the number to be voted for or any two or more of them as he may see fit, and thus exercise the right of cumulative voting.

     SECTION 6. Quorum. The presence in person or by proxy of the holders of a majority of the shares entitled to vote at any meeting shall constitute a quorum for the transaction of business. The shareholders present at a duly called or held meeting at which a quorum is present may continue to do business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum.

     SECTION 7. Consent of Absentees. The transactions of any meeting of shareholders, either annual or special, however called and noticed, shall be as valid as though had at a meeting duly held after regular call and notice, if a quorum be present either in person or by proxy, and if, either before or after the time stated therein, each of the shareholders entitled to vote, not present in person or by proxy, signs a written waiver of notice. A such waivers shall be filed with the corporate records or made a part of the minutes of the meeting.

     SECTION 8. Action Without Meeting. Any action, which under the provisions of the General Corporation Law of Delaware may be taken at a meeting of the shareholders, may be taken without a meeting, if consented to in writing signed by all of the holders of shares who would be entitled to vote at a meeting for such purpose, and filed with the secretary of the corporation.

     SECTION 9. Proxies. Every person entitled to vote or execute consents shall have the right to do so either in person or by an agent or agents authorized by a written proxy executed by such person or his duly authorized agent and filed with the secretary of the corporation; provided that no such proxy shall be valid after the expiration of three (3) years from the date of its execution, unless the shareholder executing it specifies therein a longer period of time.

                          ARTICLE III - DIRECTORS

     SECTION 1. Powers. Subject to limitations of the articles of incorporation, of the by-laws, and of the Delaware General Corporation Law



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as to action to be authorized or approved by the shareholders, and subject to the duties of directors as prescribed by the by-laws, all corporate powers shall be exercised by or under the authority of, and the business and affairs of the corporation shall be controlled by, the board of directors. Without prejudice to such general powers, but subject to the same limitations, it is hereby expressly declared that the directors shall have the following powers, to-wit:

     First--To select and remove all the other officers, agents and employees of the corporation, prescribe such powers and duties for them as may not be inconsistent with law, with the articles of incorporation or the by-laws, fix their compensation, and require from them security for faithful service.

     Second--To conduct, manage and control the affairs and business of the corporation, and to make such rules and regulations therefor not inconsistent with law, with the articles of incorporation or the by-laws, as they may deem best.

     Third--To fix and locate from time to time one or more subsidiary offices of the corporation within or without the State of Delaware, as provided in
Article I, Section 2, hereof; and to adopt, make and use a corporate seal, and to prescribe the forms of certificates of stock, and to alter the form of such seal and of such certificates from time to time, as in their judgment they may deem best, provided such seal and such certificate shall at all times comply with the provisions of law.

     Fourth--To authorize the issue of shares of stock of the corporation from time to time, upon such terms as may be lawful, in consideration of money paid, labor done or services actually rendered, debts or securities cancelled, or tangible or intangible property actually received, or, in the case of shares issued as a dividend, against amounts transferred from surplus to stated capital.

     Fifth--To borrow money and incur indebtedness for the purposes of the corporation, and to cause to be executed and delivered therefor, in the corporate name, promissory notes, bonds, debentures, deeds of trust, mortgages, pledges, hypothecations or other evidences of debt and securities therefor.

     Sixth--To appoint an executive committee and other committees, and to delegate to the executive committee any of the powers and authority of the board in the management of the business and affairs of the corporation, except the power to declare dividends and to adopt, amend or repeal by-laws. The executive committee shall be composed of two or more directors.

     SECTION 2. Number and Qualification of Directors. The board of directors shall consist of four (4) directors. Directors need not be shareholders.

     SECTION 3. Election and Term of Office. The directors shall be elected at each annual meeting of shareholders, but if any such annual meeting is not held, or the directors are not elected thereat, the directors may be elected at any special meeting of shareholders held for that purpose.



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All directors shall hold office until their respective successors are elected and qualified.

     SECTION 4. Vacancies. Vacancies in the board of directors may be filled by a majority of the remaining directors, though less than a quorum, or by a sole remaining director, and each director so elected shall hold office until his successor is elected at an annual or a special meeting of the shareholders.

     A vacancy or vacancies shall be deemed to exist in case of the death, resignation or removal of any director or if the authorized number of directors shall be increased by amendment of Section 2 of Article III of these by-laws, or in case the shareholders fail at any time to elect the full number of authorized directors.

     The shareholders may at any time elect directors to fill any vacancy not filled by the directors.

     If any director tenders his resignation to the board of directors, the board shall have power to elect a successor to take office at such time as the resignation shall become effective. No reduction of the number of directors shall have the effect of removing any director prior to the expiration of his term of office.

     SECTION 5. Place of Meeting. Meetings of the board of directors shall be held at any place within or without the State of Delaware as designated at any time by resolution of the board or by written consent of all members of the board.

     SECTION 6. Organization Meeting. Immediately following each annual meeting of shareholders the board of directors shall hold a regular meeting for the purpose of organization, election of officers, and the transaction of other business. Notice of such meetings is hereby dispensed with.

     SECTION 7. Other Regular Meetings. Other regular meetings of the board of directors shall be held without call at such times as shall from time to time be determined by the board of directors. Notice of all such regular meetings of the board of directors is hereby dispensed with. Any meeting, regular or special, of the board of directors or any committee thereof may be held by conference telephone or similar communication equipment, provided that all directors participating can hear one another. Participation in such a meeting shall constitute presence in person at the meeting.

     SECTION 8. Special Meetings. Special meetings of the board of directors for any purpose or purposes shall be called at any time by the president or, if he is absent or unable or refuses to act, by any vice president or by any two directors. Any meeting, regular or special, of the board of directors or any committee thereof may be held by conference telephone or similar communication equipment, provided that all directors participating can hear one another. Participation in such a meeting shall constitute presence in person at the meeting.



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     Written notice of the time and place of special meetings shall be delivered personally to the directors or sent to each director by letter or by telegram, charges prepaid, addressed to him at his address as it is shown upon the records of the corporation or, if it is not so shown on such records or is not readily ascertainable, at the place of the last meeting of the directors. In case such notice is mailed or telegraph, it shall be deposited in the United States mail or delivered to the telegraph company in the place in which the principal office of the corporation is located at least five (5) days prior to the time of the holding of the meeting. Such mailing, telegraphing or delivery, as above provided, shall be due, legal and personal notice to such director.

     SECTION 9. Notice of Adjournment. Notice of the time and place of holding an adjourned meeting of a directors' meeting, either regular or special, need not be given to absent directors if the time and place are fixed at the meeting adjourned.

     SECTION 10. Waiver of Notice. The transactions of any meeting of the board of directors, however called and noticed or wherever held, shall be as valid as though had at a meeting duly held after regular call and notice, if a quorum be present, and if, either before or after the time stated therein, each of the directors not present signs a written waiver of notice. All such waivers shall be filed with the corporate records or made a part of the minutes of the meeting.

     SECTION 11. Quorum. At all meetings of the board, two (2) directors shall be necessary and sufficient to constitute a quorum for the transaction of business, except to fill vacancies in the board of directors as hereinbefore provided, and except to adjourn as hereinafter provided. Every act or decision done or made by a majority of directors present at a meeting duly held at which a quorum is present shall be regarded as the act of the board of directors.

     SECTION 12. Adjournment. A quorum of the directors may adjourn any directors' meeting to meet again at a stated day and hour; provided, however, that in the absence of a quorum a majority of the directors present at any directors' meeting, either regular or special, may adjourn from time to time until the time fixed for the next regular meeting of the board.

     SECTION 13. Fees and Compensation. Directors shall receive such compensation for their services as directors as shall be determined from time to time by resolution of the board. Any director may serve the corporation in any other capacity as an officer, agent, employee or otherwise and receive compensation therefor.



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     SECTION 14. Indemnification of Directors and Officers. Every person heretofore, now, or hereafter serving as a director, officer or employee of the corporation, and every person heretofore, now, or hereafter serving at the written request of the corporation (or at its oral request subsequently confirmed in writing), as a director, officer, or employee of another corporation or other business association in which the corporation owns shares of capital stock or other proprietary interest or of which the corporation is a creditor shall be indemnified and held harmless by the corporation from and against any and all loss, cost, liability and expense that may be imposed upon or incurred by him in connection with or resulting from any claim, action, suit or proceeding, civil or criminal, in which he may become involved as a party or otherwise by reason of his being or having been a director, officer, or employee of the corporation, or of another business association or corporation in which the corporation owns shares of capital stock or other proprietary interest or of which the corporation is a creditor, whether or not he continues to be such at the time such loss, cost, liability or expense shall have been imposed or incurred. As used herein, the term 'loss, cost, liability and expense' shall include all expenses incurred in the defense of such claim, action, suit or proceeding and the amounts of judgments, fines, or penalties levied or rendered against any such person; provided, however, that no such person shall be entitled to indemnity hereunder unless the board of directors of the corporation determines in good faith that such person was acting in good faith within what he reasonably believed to be the scope of his employment or authority and for a purpose which he reasonably believed to be in the best interests of the corporation or its shareholders. Payments authorized hereunder include amounts paid and expenses incurred in settling any such claim, action, suit or proceeding whether actually commenced or threatened. Expenses incurred with respect to any such claim, action, suit or proceeding may be advanced by the corporation prior to the final disposition thereof upon receipt of an undertaking satisfactory in form and amount to the board of directors by or on behalf of the recipient to repay such amount unless it is ultimately determined that he is entitled to indemnification. The foregoing right of indemnification shall not be deemed exclusive of any other rights to which any person may be otherwise entitled by contractor as a matter of law.

     SECTION 15. Directors' Action Without Meetings. Any action required or permitted to be taken at any meeting of the board of directors or of any committee thereof may be taken without a meeting, if prior to such action a written consent thereto is signed by all members of the board or such committee as the case may be, and such written consent is filed with the minutes of proceedings of the board or committee.

                        ARTICLE IV - OFFICERS

     SECTION 1. Officers. The officers of the corporation, who, other than the president, need not be directors, shall be a president, a vice president, a secretary, a treasurer and a controller. The board of directors may also, at its discretion, choose from among its members a chairman of the board and a vice chairman of the board. The corporation may also have at the discretion of the board of directors one or more additional vice presidents, an



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executive vice president, one or more assistant secretaries, one or more assistant treasurers, one or more assistant controllers, a president of any division of the corporation, and such other officers as may be appointed in accordance with the provisions of Section 3 of this Article. One person may hold two or more offices, except those of president and secretary.

     SECTION 2. Election. The officers of the corporation, except such officers as may be appointed in accordance with the provisions of Section 3 or Section 5 of this Article, shall be chosen annually by the board of directors, and each shall hold his office until he shall resign or shall be removed or otherwise disqualified to serve, or his successor shall be elected and qualified.

     SECTION 3. Subordinate Officers. Etc. The board of directors may appoint such other officers of the corporation as the business of the corporation may require, each of whom shall hold office for such period, have such authority and perform such duties as are provided in the by-laws or as the board of directors may from time to time determine. The president of the corporation may from time to time appoint other officers for the several divisions of the corporation, including executive vice presidents, vice presidents and other officers. The powers and duties of such division officers shall be such as may be determined by the president of the corporation.

     SECTION 4. Removal and Resignation. Any officer may be removed, either with or without cause, by a majority of the directors at the time in office, at any regular or special meeting of the board, or, except in case of an officer chosen by the board of directors, by any officer upon whom such power of removal may be conferred by the board of directors.

     Any officer may resign at any time by giving written notice to the board of directors or to the president, or to the secretary of the corporation. Any such resignation shall take effect at the date of the receipt of such notice or at any later time specified therein; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

     SECTION 5. Vacancies. A vacancy in any office because of death, resignation, removal, disqualification or any other cause, shall be filled in the manner prescribed in the by-laws for regular appointments to such office.

     SECTION 6. Chairman of the Board. The chairman of the board, if there shall be such an officer, shall preside at all meetings of the board of directors and exercise and perform such other powers and duties as may be from time to time assigned to him by the board of directors or prescribed by the by-laws.

     SECTION 7. Vice Chairman of the Board. If there is no chairman of the board present at any meeting of the board of directors, then the vice chairman of the board shall preside at such meeting of the board of



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directors. The vice chairman of the board shall exercise such other powers and duties as may be from time to time assigned to him by the board of directors or prescribed by the by-laws.

     SECTION 8. President. Subject to such supervisory powers, if any, as may be given by the board of directors to the chairman of the board and vice chairman of the board, if there be such officers, the president shall be the chief executive officer of the corporation and shall, subject to the control of the board of directors, have general supervision, direction and control of the business and officers of the corporation. He shall preside at all meetings of the shareholders and, in the absence of the chairman of the board and vice chairman of the board, or, if there be no such officers, at all meetings of the board of directors.

     SECTION 9. Vice Presidents. In the absence or disability of the president and executive vice president, if any, the vice presidents in order of their rank as fixed by the board of directors, or if not ranked, in the order of precedence by date of election shall perform all the duties of the president and when so acting shall have all the powers of, and be subject to all restrictions upon, the president. The vice presidents shall have such other powers and perform such other duties as from time to time may be pre- scribed by the board of directors, the president or the by-laws.

     SECTION 10. Secretary. The secretary shall keep, or cause to be kept, a book of minutes at the principal office or such other place as the board of directors may order, of all meetings of directors and shareholders, with the time and place of holding, whether regular or special, and, if special, how authorized, the notice thereof given, the names of those present at directors' meeting, the number of shares present or represented at shareholders' meetings and the proceedings thereof.

     The secretary shall keep, or cause to be kept, at the principal office and at the office of the corporation's transfer agent, if a transfer agent shall be appointed, a stock ledger, or a duplicate stock ledger, showing the names of the shareholders and their addresses; the number and classes of shares held by each; the number and date of certificates issued for the same, and the number and date of cancellation of every certificate surrendered for cancellation.

     The secretary shall give, or cause to be given, notice of all the meetings of the shareholders and of the board of directors required by the by-laws or by law to be given, and he shall keep the seal of the corporation in safe custody, and shall have such other powers and perform such other duties as may be prescribed by the board of directors or the by-laws.



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     SECTION 11. Treasurer. The treasurer shall keep or cause to be kept full and accurate records of all receipts and disbursements in books of the corporation and shall have the care and custody of all funds and securities of the corporation.

     The treasurer shall deposit all moneys and other valuables in the name and to the credit of the corporation with such depositaries as may be designated by the board of directors. He shall disburse the funds of the corporation as may be ordered by the board of directors, shall render to the president and directors, whenever they request it, an account of all of his transactions as treasurer and shall have such other powers and perform such other duties as may be prescribed by the board of directors, the president or the by-laws.

     SECTION 12. Controller. The controller shall be the chief accounting officer of the corporation. He shall keep or cause to be kept all books of accounts and accounting records of the corporation and shall keep and maintain, or cause to be kept and maintained, adequate and correct accounts of the properties and business transactions of the corporation, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital, surplus and shares. Any surplus, including earned surplus, paid-in surplus and surplus arising from a reduction of stated capital, shall be classified according to source and shown in a separate account. The books of account shall at all times be open to inspection by any director. He shall prepare or cause to be prepared appropriate financial statements for the corporation and shall have such other powers and perform such other duties as may be prescribed by the board of directors, the president or the by-laws.

     SECTION 13. President of a Division. A president of a division shall have general supervision, direction and control of the affairs of a division of the corporation subject to the control and direction of the board of directors and the president.

                         ARTICLE V - MISCELLANEOUS

     SECTION 1. Closing of Transfer Books. The board of directors shall have power to close the stock transfer books of the corporation for a period not exceeding fifty (50) days preceding the date of any meeting of shareholders or the date for payment of any dividend or the date for the allotment of rights or the date when any change or conversion or exchange of capital stock shall go into effect or for a period of not exceeding fifty (50) days in connection with obtaining the consent of shareholders for any purpose; provided, however, that in lieu of closing the stock transfer books as aforesaid the board of directors may fix in advance a date, not exceeding fifty (50) days preceding the date of any meeting of shareholders



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or the date for the payment of any dividend, or the date for the allotment of rights, or the date when any change or conversion or exchange of capital stock shall go into effect, or a date in connection with obtaining such consent, as a record date for the determination of the shareholders entitled to notice of, and to vote at, any such meeting, and any adjournment thereof, or entitled to receive payment of any such dividend, or to any such allotment of rights, or to exercise the rights in respect of any such change, conversion or exchange of capital stock, or to give such consent, and in such case such shareholders, and only such shareholders as shall be shareholders of record on the date so fixed, shall be entitled to such notice of, and to vote at, such meeting and any adjournment thereof, or to receive payment of such dividend, or to receive such allotment of rights, or to exercise such rights, or to give such consent, as the case may be, notwithstanding any transfer of any stock on the books of the corporation after any such record date fixed as aforesaid.

     SECTION 2. Checks, Drafts, Etc. All checks, drafts or other orders for payment of money, notes or other evidences of indebtedness, issued in the name of or payable to the corporation, shall be signed or endorsed by such person or persons and in such manner as, from time to time, shall be determined by resolution of the board of directors.

     SECTION 3. Contracts, How Executed. The board of directors, except as in the by-laws otherwise provided, may authorize any officer or officers, agent or agents, to enter into any contracts or execute any instrument in the name of and on behalf of the corporation, and such authority may be general or confined to specific instances; and unless so authorized by the board of directors, no officer, agent or employee shall have any power or authority to bind the corporation by any contract or engagement or to pledge its credit or to render it liable for any purpose or to any amount.

     SECTION 4. Certificates of Stock. A certificate or certificates for shares of the capital stock of the corporation shall be issued to each shareholder when any such shares are fully paid up. All such certificates shall be signed by the president or a vice president and the secretary or an assistant secretary, or be authenticated by facsimiles of the signatures of the president and secretary or a facsimile of the signature of the president and the written signature of the secretary or an assistant secretary. Every certificate authenticated by a facsimile of a signature must be countersigned by a transfer agent or transfer clerk, and be registered by an incorporated bank or trust company, either domestic or foreign, as registrar of transfers, before issuance.

     Certificates for shares may be issued prior to full payment under such restrictions and for such purposes as the board of directors or the by-laws may provide; provided, however, that any such certificate so issued prior to full payment shall state the amount remaining unpaid and the terms of payment thereof.



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     SECTION 5. Representation of Shares Held by Other Corporations. Shares of
the corporation standing in the name of another corporation may be voted or represented, and all rights incident thereto may be exercised on behalf of such other corporation, by any officer thereof authorized so to do by resolution of its board of directors, or by its executive committee, or by its by-laws, or by any person authorized so to do by proxy or power of attorney duly executed by the president or vice president and secretary or assistant secretary of such other corporation, or by authority of the board of directors thereof.

     SECTION 6. Inspection of Stock Ledger. The corporation shall keep in its principal office the original or a duplicate stock ledger containing the names and addresses of the shareholders and the number of shares held by them, respectively, which shall be open to inspection by the shareholders at all times during the usual hours for business.

                          ARTICLE VI - AMENDMENTS

     SECTION 1. Adoption, Amendment, or Repeal of By-Laws. By-laws may be made, adopted, amended, altered or repealed by the vote of shareholders entitled to exercise a majority of the voting power of the corporation. Subject to the right of shareholders to make, adopt, amend, alter or repeal by-laws, by-laws may be made, adopted, amended, altered or repealed by the board of directors.

     No change of the time or place for the election of directors shall be made within sixty (60) days next before the day on which such election is to be held, and in case of any change of such time or place, notice thereof shall be given to each stockholder in person or by letter mailed to his last known post office address at least twenty (20) days before the election is held.


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